Exhibit 99

Investor Relations Contact

Shane O'Connor, Executive Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER OF FISCAL 2024

Wilmington, MA – January 3, 2024 – UniFirst Corporation (NYSE: UNF) (the “Company,” “UniFirst” or “we”) today reported results for its first quarter ended November 25, 2023 as compared to the corresponding period in the prior fiscal year:

Q1 2024 Financial Highlights

•
Consolidated revenues for the first quarter increased 9.5% to $593.5 million.
•
Operating income was $53.1 million, an increase of 22.4%.
•
The quarterly tax rate decreased to 23.4% compared to 25.2% in the prior year.
•
Net income increased to $42.3 million from $34.0 million in the prior year, or 24.6%.
•
Diluted earnings per share increased to $2.26 from $1.81 in the prior year, or 24.9%.
•
EBITDA increased to $86.2 million compared to $69.7 million in the prior year, or 23.7%.

The Company's financial results for the first quarter of fiscal 2024 and 2023 included approximately $2.9 million and $10.0 million, respectively, of costs directly attributable to its customer relationship management (“CRM”) computer system, enterprise resource planning (“ERP”) system and branding initiatives (the "Key Initiatives"). Investments in the branding initiatives concluded in fiscal 2023. The effect of the Key Initiatives on the first quarter of fiscal 2024 and 2023 combined to decrease:

•
Both operating income and EBITDA by $2.9 million and $10.0 million, respectively.
•
Net income by $2.4 million and $7.6 million, respectively.
•
Diluted earnings per share by $0.12 and $0.40, respectively.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “We are pleased with the results from our first quarter, which represent a solid start to our new fiscal year. I want to sincerely thank all of our Team Partners who continue to Always Deliver for each other and our customers as we strive towards our vision of being universally recognized as the best service provider in the industry. …all while living our Mission of Serving the People Who do the Hard Work.”

Segment Reporting Highlights

Core Laundry Operations

•
Revenues for the quarter increased 9.8% to $524.0 million.
•
Organic growth, which excludes the effect of acquisitions and fluctuations in the Canadian dollar, was 5.2%.
•
Operating margin increased to 8.0% from 7.1%.
•
Core Laundry Operations' EBITDA margin increased to 14.0% from 12.2%.

The costs incurred related to the Key Initiatives, discussed above, were recorded to the Core Laundry Operations' segment, and decreased both the Core Laundry Operations' operating and EBITDA margin for the first quarters of fiscal 2024 and 2023 by 0.6% and 2.1%, respectively.

The segment's operating and EBITDA margin comparisons were also impacted by investments in our corporate capabilities that we have made over the last year and higher merchandise costs, which were partially offset by lower energy costs as a percentage of revenues. The purchase accounting for the Company's March 2023 acquisition of Clean Uniform further impacted the segment’s operating margin, most notably in the form of elevated non-cash acquisition-related intangibles amortization.

Specialty Garments

•
Revenues for the quarter were $44.7 million, an increase of 1.3%, which was driven by growth in the segment's cleanroom operations.
•
Operating margin increased to 27.1% from 23.1% a year ago, primarily as a result of the strong top line performance.

•
Specialty Garments consists of nuclear decontamination and cleanroom operations, and its results can vary significantly due to seasonality and the timing of reactor outages and projects.

Balance Sheet and Capital Allocation

•
Cash, cash equivalents and Short-term investments totaled $88.8 million as of November 25, 2023.
•
The Company had no long-term debt outstanding as of November 25, 2023.
•
On October 24, 2023, our Board of Directors authorized a new share repurchase program to repurchase from time to time up to $100.0 million of our outstanding shares of Common Stock, inclusive of the amount which remained available under the share repurchase program previously authorized on October 18, 2021. Under the new share repurchase program, the Company repurchased 1,500 shares of Common Stock for $0.3 million in the first quarter of fiscal 2024. As of November 25, 2023, the Company had $99.7 million remaining under its new share repurchase program.
•
Weighted average shares outstanding – Diluted for both the first quarter of fiscal 2024 and fiscal 2023 were 18.8 million.

Financial Outlook

Mr. Sintros continued, "At this time, we continue to expect our revenues for fiscal 2024 to be between $2.415 billion and $2.435 billion, however, due to recent trends in our Core Laundry Operations in the latter half of the quarter we anticipate that the lower half of the range is more likely. We continue to expect diluted earnings per share to be between $6.52 and $7.16.” As a reminder, our guidance for fiscal 2024 includes one extra week of operations compared to fiscal 2023 due to the timing of our fiscal calendar.

Conference Call Information

UniFirst Corporation will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, facility service products, as well as first aid and safety supplies and services. Together with its subsidiaries, the Company also manages specialized garment programs for the cleanroom and nuclear industries. In addition to partnering with leading brands, UniFirst manufactures its own branded workwear, protective clothing, and floorcare products at its five company-owned ISO-9001-certified manufacturing facilities. With more than 270 service locations, over 300,000 customer locations, and 16,000-plus employee Team Partners, the Company outfits more than 2 million workers every day. For more information, contact UniFirst at 888.296.2740 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements within the meaning of the federal securities laws that reflect the Company's current views with respect to future events and financial performance, including projected revenues, operating margin and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “guidance,” “outlook,” “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “assume,” “strive,” “design,” “assumption,” “vision” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by an economic recession or other adverse economic conditions, including, without limitation, as a result of continued high inflation rates or further increases in inflation or interest rates or extraordinary events or circumstances such as geopolitical conflicts like the conflict between Russia and Ukraine, disruption in the Middle East or the COVID-19 pandemic, and their impact on our customers' businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances such as the COVID-19 pandemic, uncertainties regarding our ability to consummate acquisitions and successfully integrate acquired businesses, including Clean Uniform, and the performance of such businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the conflict between Russia and Ukraine, any loss of key management or other personnel, increased costs as a result of any changes in federal, state, international or other laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding, or adverse impacts from continued high price levels of natural gas, electricity, fuel and labor or increases in such costs, the negative effect on our business from sharply depressed oil and natural gas prices, the continuing increase in domestic healthcare costs, increased workers' compensation claim costs, increased healthcare claim costs, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, political or other instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, our ability to properly and efficiently design, construct, implement and operate a new customer relationship management computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in or additional Securities and Exchange Commission (the “SEC”), New York Stock Exchange and accounting or other rules, including, without limitation, recent rules proposed by the SEC regarding climate-related and cybersecurity-related disclosures, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, economic and other developments associated with the war on terrorism and its impact on the economy, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, general economic conditions, our ability to successfully implement our business strategies and processes, including our capital allocation strategies, our ability to successfully remediate the material weakness in internal control over financial reporting disclosed in our Annual Report on Form 10-K for the year ended August 26, 2023 and the other factors described under Part I, Item 1A. “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 26, 2023, Part II, Item 1A. “Risk Factors” and elsewhere in our subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

	Thirteen Weeks Ended
(In thousands, except per share data)	November 25, 2023	November 26, 2022
Revenues	$593,525	$541,798

Operating expenses:
Cost of revenues (1)	383,796	353,972
Selling and administrative expenses (1)	122,859	117,363
Depreciation and amortization	33,733	27,045
Total operating expenses	540,388	498,380

Operating income	53,137	43,418

Other (income) expense:
Interest income, net	(2,834)	(2,769)
Other expense, net	716	791
Total other income, net	(2,118)	(1,978)

Income before income taxes	55,255	45,396
Provision for income taxes	12,930	11,439

Net income	$42,325	$33,957

Income per share – Basic:
Common Stock	$2.35	$1.89
Class B Common Stock	$1.88	$1.51

Income per share – Diluted:
Common Stock	$2.26	$1.81

Income allocated to – Basic:
Common Stock	$35,566	$28,525
Class B Common Stock	$6,759	$5,432

Income allocated to – Diluted:
Common Stock	$42,325	$33,957

Weighted average shares outstanding – Basic:
Common Stock	15,111	15,082
Class B Common Stock	3,590	3,590

Weighted average shares outstanding – Diluted:
Common Stock	18,769	18,754

(1)
Exclusive of depreciation on the Company's property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	November 25, 2023	August 26, 2023
Assets
Current assets:
Cash and cash equivalents	$77,380	$79,443
Short-term investments	11,394	10,157
Receivables, net	299,494	279,078
Inventories	148,513	148,334
Rental merchandise in service	249,611	248,323
Prepaid taxes	10,284	20,907
Prepaid expenses and other current assets	62,262	53,876
Total current assets	858,938	840,118

Property, plant and equipment, net	766,532	756,540
Goodwill	648,797	647,900
Customer contracts and other intangible assets, net	138,468	145,618
Deferred income taxes	615	567
Operating lease right-of-use assets, net	65,389	62,565
Other assets	123,313	116,667
Total assets	$2,602,052	$2,569,975

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$86,315	$92,730
Accrued liabilities	155,419	156,408
Accrued taxes	—	352
Operating lease liabilities, current	17,051	17,739
Total current liabilities	258,785	267,229
Long-term liabilities:
Accrued liabilities	121,720	121,682
Accrued and deferred income taxes	131,040	130,084
Operating lease liabilities	50,334	47,020
Total liabilities	561,879	566,015

Shareholders’ equity:
Common Stock	1,513	1,510
Class B Common Stock	359	359
Capital surplus	99,537	99,303
Retained earnings	1,962,688	1,926,549
Accumulated other comprehensive loss	(23,924)	(23,761)
Total shareholders’ equity	2,040,173	2,003,960
Total liabilities and shareholders’ equity	$2,602,052	$2,569,975

Detail of Operating Results

(Unaudited)

	Thirteen Weeks Ended November 25, 2023				Thirteen Weeks Ended November 26, 2022
	Core Laundry	Specialty	First		Core Laundry	Specialty	First
	Operations	Garments	Aid	Total	Operations	Garments	Aid	Total
Revenues	$523,989	$44,669	$24,867	$593,525	$477,398	$44,079	$20,321	$541,798
Revenue Growth %	9.8%	1.3%	22.4%	9.5%

Operating Income (Loss) (1), (2)	$42,091	$12,117	$(1,071)	$53,137	$33,831	$10,183	$(596)	$43,418
Operating Margin	8.0%	27.1%	-4.3%	9.0%	7.1%	23.1%	-2.9%	8.0%

EBITDA (1), (2)	$73,320	$13,148	$(314)	$86,154	$58,435	$11,171	$66	$69,672
EBITDA Margin	14.0%	29.4%	-1.3%	14.5%	12.2%	25.3%	0.3%	12.9%

(1)
The Company's financial results for the first quarter of fiscal 2024 and 2023 included approximately $2.9 million and $10.0 million, respectively, of costs directly attributable to its Key Initiatives.
(2)
The Key Initiatives' costs resulted in a decrease in both Core Laundry Operations' operating margin and EBITDA margin for the first quarter of fiscal 2024 and 2023 of 0.6% and 2.1%, respectively.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	November 25, 2023	November 26, 2022
Cash flows from operating activities:
Net income	$42,325	$33,957
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization (1)	33,733	27,045
Share-based compensation	2,534	1,461
Accretion on environmental contingencies	316	259
Accretion on asset retirement obligations	233	227
Deferred income taxes	640	765
Other	79	(42)
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(20,413)	(23,675)
Inventories	(138)	8,154
Rental merchandise in service	(1,330)	(12,961)
Prepaid expenses and other current assets and Other assets	(9,692)	(9,076)
Accounts payable	(6,663)	399
Accrued liabilities	(6,172)	(6,655)
Prepaid and accrued income taxes	10,218	7,840
Net cash provided by operating activities	45,670	27,698

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(6,556)
Capital expenditures, including capitalization of software costs	(39,050)	(39,044)
Purchases of investments	(11,394)	(107,000)
Maturities of investments	10,217	—
Proceeds from sale of assets	606	240
Net cash used in investing activities	(39,621)	(152,360)

Cash flows from financing activities:
Proceeds from exercise of share-based awards	2	2
Taxes withheld and paid related to net share settlement of equity awards	(2,290)	(2,028)
Repurchase of Common Stock	(255)	—
Payment of cash dividends	(5,573)	(5,570)
Net cash used in financing activities	(8,116)	(7,596)

Effect of exchange rate changes	4	33

Net decrease in cash and cash equivalents	(2,063)	(132,225)
Cash and cash equivalents at beginning of period	79,443	376,399
Cash and cash equivalents at end of period	$77,380	$244,174
(1)
Depreciation and amortization for the first quarter of fiscal 2024 and 2023 included approximately $4.6 million and $2.6 million, respectively, of non-cash amortization expense recognized on acquisition-related intangible assets.

Reconciliation of GAAP to Non-GAAP Financial Measures

The Company reports its consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). To supplement the Company's consolidated financial results in this press release, the Company also presents EBITDA and EBITDA margin, which are non-GAAP financial measures. The Company defines EBITDA as net income before interest, income taxes, depreciation and amortization. EBITDA margin is defined as EBITDA for a period divided by revenue for the same period.

The Company believes these non-GAAP financial measures provide useful supplemental information regarding the performance of the Company and its segments to both management and investors. These non-GAAP financial measures exclude certain items that may impact the comparability of the Company's results. In addition, by excluding certain items, these non-GAAP financial measures enable management and investors to further evaluate the underlying operating performance of the Company.

Supplemental reconciliations of the Company's consolidated net income on a GAAP basis to EBITDA and EBITDA margin, which are non-GAAP financial measures, are presented in the following tables. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures, which are provided below. EBITDA and EBITDA margin should be considered in addition to, and not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

The Company does not allocate its provision for income taxes to its business segments and as a result, presents it in a separate column in the following tables.

	Thirteen Weeks Ended November 25, 2023
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$523,989	$44,669	$24,867	$—	$593,525

Net income	$44,209	$12,117	$(1,071)	$(12,930)	$42,325
Provision for income taxes	—	—	—	12,930	12,930
Interest income, net	(2,834)	—	—	—	(2,834)
Depreciation and amortization	31,945	1,031	757	—	33,733
EBITDA	$73,320	$13,148	$(314)	$—	$86,154
EBITDA Margin	14.0%	29.4%	-1.3%		14.5%

	Thirteen Weeks Ended November 26, 2022
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$477,398	$44,079	$20,321	$—	$541,798

Net income	$35,809	$10,183	$(596)	$(11,439)	$33,957
Provision for income taxes	—	—	—	11,439	11,439
Interest income, net	(2,769)	—	—	—	(2,769)
Depreciation and amortization	25,395	988	662	—	27,045
EBITDA	$58,435	$11,171	$66	$—	$69,672
EBITDA Margin	12.2%	25.3%	0.3%		12.9%